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                                                                    EXHIBIT 10.7

                        TRANSCRIPTION ENTERPRISES, INC.

                             EMPLOYMENT AGREEMENT


     This Agreement is entered between Transcription Enterprises, Inc., a Delaware corporation (the "Company"), and Roger Sturgeon (the "Employee") this 1st day of January, 2000 (the "Effective Date").

     WHEREAS, upon the effectiveness of the merger of the Company, a wholly owned subsidiary of Numerical Technologies, Inc., a California corporation, with Transcription Enterprises Limited, a California corporation (the "Merger"), the Company will be the surviving entity;

     WHEREAS, in connection with the Merger, the parties desire and agree to enter into an employment relationship by means of this Agreement;

     WHEREAS, the consideration for this Agreement is separate and apart from the consideration for the agreement evidencing the Merger;

     NOW THEREFORE in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:

     1.   Position and Duties.   As of the Effective Date, Employee shall be
          -------------------
employed as Fellow of the Company, reporting to Mr. Buno Pati, Chief Executive Officer of Numerical Technologies, Inc., and assuming and discharging such responsibilities as are commensurate with Employee's position. Employee shall have the additional responsibility of ensuring a smooth, efficient and rapid transition of the Company to its new status as a subsidiary of Numerical Technologies, Inc. Employee shall perform his duties faithfully and to the best of Employee's ability and shall devote Employee's full business time and effort to the performance of Employee's duties hereunder. Additionally, it is anticipated that Employee will be appointed as a member of the Numerical Technologies, Inc. Board of Directors as soon as reasonably practicable following the Effective Date.

     2.   Term.  The term of this Agreement shall commence on the Effective
          ----
Date and shall terminate two (2) years following the Effective Date.

     3.   Compensation.
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          (a)  Base Salary.  For all services to be rendered by Employee
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pursuant to this Agreement, Employee shall receive an annual base salary of Two
Hundred Five Thousand Dollars ($205,000) payable in accordance with the Company's normal payroll practices.

          (b)  Bonus.  Employee shall be eligible to receive an annual bonus
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for fiscal year 2000 based on the attainment of certain individual and Company performance objectives mutually
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agreed upon by Employee and the Company. Employee's annual bonus target for fiscal year 2000 will be Fifty Thousand Dollars ($50,000) for Employee's achievement of one hundred percent (100%) of all mutually agreed upon performance objectives. The Company and Employee agree to work together to establish the individual and Company performance objectives for fiscal year 2000 as soon as practicable following Employee's commencement of employment. The Board shall have the sole discretion to determine whether the performance objectives for fiscal year 2000 have been attained. The annual bonus, if any, for fiscal year 2000 shall be paid on or before March 31, 2001.

          (c)  Option.  As soon as reasonably practicable following the
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Effective Date, the Company shall recommend that the Employee be granted an option under the Numerical Technologies, Inc. 1997 Stock Plan (the "Plan") to purchase up to one hundred fifty thousand (150,000) shares of Numerical Technologies, Inc. (the "Parent") Common Stock (the "Shares"), at an exercise price per Share equal to the fair market value per Share on the grant date (the "Option"). The Option shall be immediately exercisable for all of the Shares on the date of grant. However, the Shares shall initially be unvested and subject to repurchase by Parent upon Employee's termination of employment prior to Employee vesting in such Shares. The Shares shall vest, and the Parent's repurchase right shall accordingly lapse, in accordance with the following schedule: fifty percent (50%) of the Shares shall vest on the second anniversary of the Effective Date, and six and one-quarter percent (6.25%) of the Shares shall vest at the end of each three (3) month period thereafter, provided Employee continues in the employment of the Company on each such vesting date. However, if the Employee's employment is terminated prior to the second anniversary of the Effective Date by reason of Employee's death or disability (as defined in the Plan), then the Shares shall become vested on an accelerated basis, and the Parent's repurchase right shall accordingly lapse, in accordance with the following schedule: six and one-quarter percent (6.25%) of the Shares shall vest for each three (3) month period, measured from the Effective Date, for which Employee completed employment with the Company prior to Employee's termination by reason of death or disability. The Option shall be subject to the terms and conditions of the Numerical Technologies, Inc. 1997 Stock Plan and the stock option agreement evidencing the Option.

     4.   Other Benefits.  Employee shall be entitled to participate in the
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employee benefit plans and programs of the Company, if any, to the extent that
Employee's position, tenure, salary, age, health and other qualifications make Employee eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

     5.   Expenses. The Company shall reimburse Employee for reasonable travel,
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entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     6.   Confidential Information. Employee agrees to maintain the
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confidentiality of all confidential and proprietary information of the Company and agrees to enter into the Transcription Enterprises, Inc. Confidential Information and Inventions Assignment Agreement ("Confidentiality Agreement").

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     7.   Arbitration.
          -----------

          (a) Employee agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration, to the extent permitted by law, to be held in Santa Clara, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The Employee hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

          (d) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, TO THE EXTENT PERMITTED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

     8.   Right to Advice of Counsel.  Employee acknowledges that Employee has
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had the right to consult with counsel and is fully aware of Employee's rights and obligations under this Agreement.

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     9.   Successors.
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          (a)  Company's Successors.  Any successor to the Company (whether
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direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company," as applicable, shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

          (b)  Employee's Successors.  Without the written consent of the
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Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     10.  Notice Clause.
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          (a)  Manner.  Any notice hereby required or permitted to be given
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shall be sufficiently given if in writing and upon mailing by registered or certified mail, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to the other party.

          (b)  Effectiveness.  Any notice or other communication required or
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permitted to be given under this Agreement will be deemed given on the day when delivered in person, or the third business day after the day on which such notice was mailed in accordance with Section 11(a).

     11.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the internal substantive laws, but not the choice of law rules, of the state of California.

     12.  Severability.  The invalidity or unenforceability of any provision of
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this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.

     13.  Integration.  This Agreement and the Confidentiality Agreement
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represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     14.  Taxes.  All payments made pursuant to this Agreement shall be subject
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to withholding of applicable income and employment taxes.

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          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officers, as of the day and year first above written.



                                    TRANSCRIPTION ENTERPRISES, INC.


                                    By: /s/ Yagyensh C. Pati
                                       -------------------------------

                                    Title:  President & CEO
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                                    EMPLOYEE:


                                    /s/ Roger Sturgeon
                                    ----------------------------------
                                    Roger Sturgeon

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